Exhibit 99.1

Caliber Reports First Quarter 2026 Financial Results

First Quarter Platform Revenue and Adjusted EBITDA Loss In Line with Internal Plan;
Caliber Reaffirms 2026 Full-Year Guidance

SCOTTSDALE, AZ., May 13, 2026 – Caliber (Nasdaq: CWD), a diversified real estate and digital asset management platform, today reported results for the first quarter ended on March 31, 2026. First quarter Platform revenue and Adjusted EBITDA loss were in line with management's internal expectations and reflect progress against the Company's previously announced 2026 plan, with year-over-year Platform revenue growth, a narrower Platform Adjusted EBITDA loss, and tangible execution across both the Company's capital formation and project financing initiatives.

First Quarter 2026 Platform Financial Results (compared to First Quarter 2025)

•Platform revenue of $4.1 million, compared to $3.5 million.
◦Asset management revenue of $4.1 million increased by $0.5 million, due to nonrecurring fee income.
◦No significant performance allocations were earned, compared to prior period.
•Platform net loss of $4.3 million, or $0.62 per diluted share, compared to Platform net loss of $4.1 million, or $3.59 per diluted share.
•Platform Adjusted EBITDA loss of $0.3 million, compared to Platform Adjusted EBITDA of $1.4 million.

First Quarter 2026 Digital Asset Treasury Financial Highlights

As of March 31, 2026, Caliber’s digital asset treasury held 507,560 LINK tokens (LINK) with a fair value of $4.5 million.

•Caliber continues to advance the tokenization of two real estate projects, supporting the Company’s strategy to integrate blockchain infrastructure into its real estate fund offerings.
•During the first quarter, the Company sold 55,076 LINK for proceeds of $0.5 million, with proceeds redeployed into the Company's real estate platform to support the closing of project-level financings, including the Steamboat Hyatt Studios development.

Management Commentary

“Our first quarter results were in line with the internal plan we built for 2026,” said Chris Loeffler, CEO of Caliber. “Platform revenue grew nearly 16% year over year, our Platform Adjusted EBITDA loss narrowed by $1.0 million, and we executed across both sides of the revenue plan we communicated at year-end — capital formation and project-level financings.”

“On capital formation, we have launched three of the four planned investor offerings supporting our Hyatt Studios development platform, advanced our PURE Pickleball & Padel project to building permit approval, and are preparing to launch our Tonto 1031 exchange apartments offering. On project financing, we fully capitalized our first Hyatt Studios development in Steamboat Springs, CO, with construction expected to begin during the second quarter. Capitalizing Steamboat reflects our integrated approach to capital allocation across the platform, including the disciplined use of our LINK treasury to support real estate execution that drives our 2026 revenue plan.”

“With our Platform Adjusted EBITDA loss of less than half a million dollars in the first quarter, we are operating close to break-even at the platform level. Our focus for the balance of 2026 is converting the project pipeline we have built into realized revenue, and we are reaffirming our full-year guidance today.”
2026 Outlook and Path to Profitability

Caliber today reaffirmed its previously issued 2026 financial guidance:

•Total revenue in the range of $18.0 million to $22.0 million
•Positive net operating income
•Adjusted EBITDA profitability

As previously disclosed, Caliber expects approximately 60% of its anticipated 2026 revenue growth to be driven by debt financing-related activities within its existing portfolio, with the remaining 40% driven by capital formation and asset management activities.

Consistent with the milestone-driven nature of the Company's revenue model, management continues to expect 2026 revenue to be weighted toward the back half of the year as additional project-level financings close and reach revenue-generating milestones.

Business Update

The following are key milestones completed both during and after the first quarter ended March 31, 2026.

•On February 27, 2026, Caliber announced the sale of the Holiday Inn Ocotillo in the Phoenix–Chandler submarket for $13.0 million. The asset was owned by Caliber Hospitality Trust, Inc. (CHT); Caliber’s private Umbrella Partnership C-Corporation (Up-C) vehicle focused on transformational and value enhancing opportunities in the hospitality space. Proceeds were utilized for debt reduction and growth initiatives.

•On March 30, 2026, Caliber announced that an institutional investor elected to convert approximately $15.9 million of perpetual convertible preferred equity into 63,472 shares of the Company’s Class A common stock, simplifying the cap table.

•On March 31, 2026, Caliber announced that J. Alan Reid, Jr. has been nominated to join its Board of Directors as an independent director and is expected to join after the stockholder meeting on May 14, 2026.

•On April 13, 2026, Caliber announced that PURE Pickleball & Padel — its co-developed 196,000-square-foot indoor pickleball and padel facility adjacent to Scottsdale, Arizona at Riverwalk on the Salt River Pima-Maricopa Indian Community — has recently received all required building permits, clearing the final regulatory hurdle and positioning the project for groundbreaking.

•On April 14, 2026, Caliber announced continued progress in its corporate debt reduction strategy through the completion of the second round of Noteholder Conversion Program, which resulted in the repayment of approximately $1.9 million of unsecured corporate notes with shares of Caliber’s Class A common stock in a voluntary conversion program elected by the individual noteholders. In addition, approximately $1.5 million of notes were repaid with the issuance of Series AAA Convertible Preferred Stock.

•On April 22, 2026, Caliber announced that it continues to execute on its multi-market Hyatt Studios development platform, advancing three hospitality projects across high-conviction markets: Steamboat Springs, CO; Riverwalk/Scottsdale, AZ; and Georgetown, TX. The first project in Steamboat Springs closed acquisition and construction financing in April 2026 and is expected to break ground during the second quarter of 2026. The platform represents a focused effort to capitalize on supply-constrained markets and growing demand for extended-stay hospitality.

First Quarter 2026 Consolidated Financial Results (compared to First Quarter 2025)

•Total consolidated revenue of $4.3 million, compared to $7.3 million reflecting the deconsolidation of DoubleTree by Hilton Tucson Convention Center in Q2 2025 and the consolidation of Commons Fundco LLC in Q1 2026, following the refinance of the assets.
•Consolidated net loss attributable to Caliber of $3.6 million, or $0.52 per diluted share, compared to net loss attributable to Caliber of $4.4 million or $3.85 per diluted share.
•Consolidated Adjusted EBITDA loss of $0.7 million, compared to Consolidated Adjusted EBITDA loss of $0.1 million.

Conference Call Information

Caliber will host a conference call today, Wednesday, May 13, 2026, at 5:00 p.m. Eastern Time (ET) to discuss its first quarter 2026 financial results and business outlook.

To access this call, Investors and interested parties can access the live earnings call by dialing (800) 715-9871 (domestic) or (646) 307-1963 (international) and ask to join the Caliber call or use conference ID 5168652.

A live webcast of the conference call will be available via the investor relations section of Caliber’s website under “Financial Results.” The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

Platform Definition

Within this earnings release, we refer to performance results of the ‘Platform’. Platform refers to the performance of CWD itself, excluding the performance of certain assets & funds that are included in our consolidated results, as required by the United States generally accepted accounting principles (“GAAP”). Management believes that Platform performance offers the most meaningful information needed to understand the value of CWD. The assets and funds that are consolidated into our GAAP presentation are included because Caliber is a guarantor of debt held by these assets and funds.

While GAAP consolidation rules require CWD to include the performance and cash flows of these assets & funds in our consolidated financial information, CWD does not benefit from the performance of those assets & funds, except to the extent that CWD earns fees from managing the assets and funds (which are included in the Platform results). Management believes presenting Platform results, which exclude consolidated assets, directly shows the business performance that CWD stockholders benefit from.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is a real estate-focused alternative asset manager with over $2.6 billion in Managed Assets and a 17-year track record investing in middle-market hospitality and multifamily real estate. The Company operates an institutional-quality asset management platform paired with a boutique, hands-on investment approach focused on value creation in underserved market segments. In 2025, Caliber integrated digital asset infrastructure into its platform by investing in LINK, the token underlying Chainlink, a key technology enabling real estate fund tokenization, and is implementing blockchain and tokenization strategies across its investment platform to enhance how assets are financed, owned, and accessed. Investors can participate in Caliber through its publicly traded equity (Nasdaq: CWD), which provides exposure to both its real estate platform and digital asset holdings, and through its private real estate investment funds for accredited investors and financial professionals.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com

NON-GAAP RECONCILIATIONS

The following information reconciles the performance of the Platform to the consolidated GAAP presentation. Management believes that the Platform view of Caliber’s performance is more meaningful to a CWD shareholder as it includes all revenues and expenses generated by Caliber and its wholly-owned subsidiaries.

ASSET MANAGEMENT PLATFORM(1)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended March 31, 2026
	Platform	Impact of Consolidated Funds and Eliminations	Consolidated
Revenues
Asset management	$4,071	$(407)	$3,664
Performance allocations	34	—	34
Consolidated funds – other revenue	—	596	596
Total revenues	4,105	189	4,294
Expenses
Operating costs	3,255	(167)	3,088
General and administrative	1,811	(10)	1,801
Marketing and advertising	178	—	178
Depreciation and amortization	183	(8)	175
Consolidated funds – other expenses	—	1,797	1,797
Total expenses	5,427	1,612	7,039

Other loss, net	17	(172)	(155)
Unrealized loss on digital assets	(1,896)	—	(1,896)
Interest income	252	—	252
Interest expense	(1,387)	—	(1,387)
Net loss before income taxes	(4,336)	(1,595)	(5,931)
Provision for income taxes	—	—	—
Net loss	(4,336)	(1,595)	(5,931)
Net loss attributable to noncontrolling interests	—	(2,312)	(2,312)
Net (loss) income attributable to CaliberCos Inc.	$(4,336)	$717	$(3,619)
Basic and diluted net loss per share	$(0.62)		$(0.52)
Weighted average common shares outstanding:
Basic and diluted	7,000		7,000

(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

	Three Months Ended March 31, 2025
	Platform	Impact of Consolidated Funds and Eliminations	Consolidated
Revenues
Asset management	$3,542	$(346)	$3,196
Performance allocations	7	(6)	1
Consolidated funds – hospitality revenue	—	3,919	3,919
Consolidated funds – other revenue	—	145	145
Total revenues	3,549	3,712	7,261
Expenses
Operating costs	4,168	(124)	4,044
General and administrative	1,592	(11)	1,581
Marketing and advertising	165	—	165
Depreciation and amortization	162	(5)	157
Consolidated funds – hospitality expenses	—	3,465	3,465
Consolidated funds – other expenses	—	458	458
Total expenses	6,087	3,783	9,870

Other income (loss), net	6	(372)	(366)
Interest income	33	(1)	32
Interest expense	(1,611)	—	(1,611)
Net loss before income taxes	(4,110)	(444)	(4,554)
Provision for income taxes	—	—	—
Net loss	(4,110)	(444)	(4,554)
Net loss attributable to noncontrolling interests	—	(147)	(147)
Net loss attributable to CaliberCos Inc.	$(4,110)	$(297)	$(4,407)
Basic and diluted net loss per share	$(3.59)		$(3.85)
Weighted average common shares outstanding:
Basic and diluted	1,146		1,146

(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

PLATFORM REVENUE(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Fund management fees	$2,845	$2,744
Financing fees	417	74
Development and construction fees	457	528
Brokerage fees	352	196
Total asset management	4,071	3,542
Performance allocations	34	7
Total revenue	$4,105	$3,549
___________________________________________
(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest.

FV AUM and Managed Capital (UNAUDITED)

The following information summarizes management’s estimates of fair value related to the entire portfolio of investments that Caliber manages and the total amount of capital that is being managed across the portfolio. The fair value of our AUM conveys an indication of the overall health of our investments and potentially how much performance allocation Caliber would earn if those assets were sold. Managed Capital is used to evaluate, among other things, the amount of asset management fees we generate from the portfolio.

FV AUM
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balances as of December 31, 2025	$779,730
Assets acquired(1)	4,150
Construction and net market appreciation	(4,675)
Assets sold(2)	(10,275)
Credit(3)	(29,403)
Other(4)	(3,176)
Balances as of March 31, 2026	$736,351

	March 31, 2026	December 31, 2025
Real Estate
Hospitality	$51,600	$55,600
Caliber Hospitality Trust	191,100	191,900
Residential	159,200	165,900
Commercial	280,700	280,000
Total Real Estate	682,600	693,400
Credit(3)	52,760	82,163
Other(4)	991	4,167
Total	$736,351	$779,730
___________________________________________
(1)     Assets acquired during the three months ended March 31, 2026 include one land parcel intended for hotel development in Colorado.
(2)    Assets sold during the three months ended March 31, 2026 include one multi-family residential asset.
(3)    Credit FV AUM represents loans made to our investment funds by our diversified credit fund.
(4)    Other FV AUM represents undeployed capital held in our diversified funds.

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balance as of December 31, 2025		$517,186
Originations		10,478
Return of capital		(316)
Investment write-offs (1)		(37,764)
Balance as of March 31, 2026		$489,584

	March 31, 2026	December 31, 2025
Real Estate
Hospitality	$49,289	$49,289
Caliber Hospitality Trust(2)	97,031	97,037
Residential	106,825	103,961
Commercial	182,687	180,569
Total Real Estate(3)	435,832	430,856
Credit(4)	52,760	82,163
Other(5)	992	4,167
Total	$489,584	$517,186
_________________________________________
(1) Decrease driven by the sale of assets by our investment funds, as well as the recording of an impairment reserve related to an investment held by one of our diversified funds while recoverability is being evaluated.
(2) The Company earns a fund management fee of 0.70% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.
(3) Beginning during the year ended December 31, 2023, the Company includes capital raised from investors in CaliberCos Inc. through corporate note issuances that was further invested in our funds in Managed Capital. At each of March 31, 2026 and December 31, 2025, the Company had invested $11.6 million in our funds.
(4) Credit managed capital represents loans made to Caliber’s investment funds by the Company and our diversified funds. At each of March 31, 2026 and December 31, 2025, the Company had loaned $8.5 million to our funds.
(5) Other managed capital represents unemployed capital held in our diversified funds.

Consolidated GAAP Results

The following information presents our consolidated GAAP results which includes the performance of certain entities we manage where Caliber is the guarantor of debt owed by those entities, despite not having significant equity at risk. As a result of these guarantor commitments, Caliber is required under GAAP to include the assets, liabilities, revenues and expenses of those entities even though a shareholder of CWD stock is neither entitled to nor exposed by those entities’ benefits or obligations. This accounting outcome also removes revenues that we earn from those entities, which a shareholder of CWD stock would be entitled to. See discussion elsewhere related to CWD’s Platform performance.

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2026	2025
	(unaudited)
Revenues
Asset management revenues	$3,664	$3,196
Performance allocations	34	1
Consolidated funds – hospitality revenues	—	3,919
Consolidated funds – other revenues	596	145
Total revenues	4,294	7,261

Expenses
Operating costs	3,088	4,044
General and administrative	1,801	1,581
Marketing and advertising	178	165
Depreciation and amortization	175	157
Consolidated funds – hospitality expenses	—	3,465
Consolidated funds – other expenses	1,797	458
Total expenses	7,039	9,870

Other (loss) income, net	(155)	(366)
Unrealized loss on digital assets	(1,896)	—
Interest income	252	32
Interest expense	(1,387)	(1,611)
Net loss before income taxes	(5,931)	(4,554)
Benefit from income taxes	—	—
Net loss	(5,931)	(4,554)
Net loss attributable to noncontrolling interests	(2,312)	(147)
Net loss attributable to CaliberCos Inc.	$(3,619)	$(4,407)
Basic and diluted net loss per share attributable to common stockholders	$(0.52)	$(3.85)
Weighted average common shares outstanding:
Basic and diluted	7,000	1,146

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Cash	$543	$2,538
Restricted cash	2,351	2,628
Real estate investments, net	21,877	21,689
Digital assets	4,455	6,850
Notes receivable - related parties, allowance of $830 and $909, respectively	8,726	7,348
Due from related parties, net of allowance of $3,400 and $4,071, respectively	10,558	10,086
Investments in unconsolidated entities	11,567	11,624
Operating lease - right of use assets	85	98
Prepaid and other assets	2,184	2,368
Assets of consolidated funds
Cash	388	326
Restricted cash	1,324	524
Real estate investments, net	51,079	10,807
Notes receivable - related parties	5,991	936
Due from related parties	1,164	220
Operating lease - right of use assets	10,756	10,757
Prepaid and other assets	398	267
Total assets	$179,594	$135,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable, net	$42,441	$46,347
Accounts payable and accrued expenses	7,562	7,325
Series AA cumulative redeemable preferred stock, net of issuance costs, $25.00 per share stated value, 800,000 shares authorized, 301,337 and 221,434 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	6,983	5,101
Due to related parties	127	186
Operating lease liabilities	56	64
Other liabilities	649	771
Liabilities of consolidated funds
Notes payable, net	66,520	33,605
Notes payable - related parties	2,406	2,330
Accounts payable and accrued expenses	2,364	1,719
Due to related parties	873	861
Operating lease liabilities	10,756	10,757
Other liabilities	142	99
Total liabilities	140,879	109,165

Commitments and Contingencies (Note 11)

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	March 31, 2026	December 31, 2025
Series A non-cumulative convertible preferred stock, $0.001 par value; $22,500,000 shares authorized, and $5,875 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Series B convertible preferred stock, $0.001 par value; 50,000 shares authorized, and zero and 15,868 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Series AAA convertible preferred stock, $0.001 par value; 40,000 shares authorized, and 1,529 and zero shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 8,390,140 and 6,534,319 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	8	7
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 370,822 shares issued and outstanding as March 31, 2026 and December 31, 2025	—	—
Paid-in capital	83,547	79,731
Accumulated deficit	(82,302)	(78,405)
Stockholders’ equity attributable to CaliberCos Inc.	1,253	1,333
Stockholders’ equity attributable to noncontrolling interests	37,462	24,898
Total stockholders’ equity	38,715	26,231
Total liabilities and stockholders’ equity	$179,594	$135,396

Definitions

Assets Under Management

AUM refers to the assets we manage or sponsor. We monitor two types of information with regard to our AUM:

i.Managed Capital – we define this as the total capital we fundraise from our customers as investments in our funds. It also includes fundraising into our corporate note program, the proceeds of which were used, in part, to invest in or loan to our funds. We use this information to monitor, among other things, the amount of ‘preferred return’ that would be paid at the time of a distribution and the potential to earn a performance fee over and above the preferred return at the time of the distribution. Our fund management fees are based on a percentage of managed capital or a percentage of assets under management, and monitoring the change and composition of managed capital provides relevant data points for Caliber management to further calculate and predict future earnings.

ii.Fair Value (“FV”) AUM – we define this is as the aggregate fair value of the real estate assets we manage and from which we derive management fees, performance revenues and other fees and expense reimbursements. We estimate the value of these assets quarterly to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into the value of our carried interest at any point in time. We also utilize FV AUM to predict the percentage of our portfolio which may need development services in a given year, fund management services (such as refinance), and brokerage services. As we control the decision to hire for these services, our service income is generally predictable based upon our current portfolio AUM and our expectations for AUM growth in the year forecasted.

Non-GAAP Measures

We use non-GAAP financial measures to evaluate operating performance, identify trends, formulate financial projections, make strategic decisions, and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they provide investors a view of the performance attributable to CaliberCos Inc. When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our presentation of non-GAAP measures may not be comparable to similarly identified measures of other companies because not all companies use the same calculations. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Asset Management Platform or Platform

Platform refers to the performance of the Caliber asset management platform, which generates revenues and expenses from managing our investment portfolio, which does not include any consolidated assets or funds. These activities include asset management, transaction services, and performance allocations. Management believes that this is an important view of the Company because it communicates performance of the Company that would be most useful for understanding the value of CWD.

Fee-Related Earnings and Related Components

Fee-Related Earnings is a supplemental non-GAAP performance measure used to assess our ability to generate profits from fee-based revenues, focusing on whether our core revenue streams, are sufficient to cover our core operating expenses. Fee- Related Earnings represents the Company’s net income (loss) before income taxes adjusted to exclude depreciation and amortization, stock-based compensation, interest expense and extraordinary or non-recurring revenue and expenses, including performance allocation revenue and gain (loss) on extinguishment of debt, public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, litigation settlements, and expenses recorded to earnings relating to investment deals which were abandoned or closed. Fee-Related Earnings is presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Distributable Earnings

Distributable Earnings is a supplemental non-GAAP performance measure equal to Fee-Related Earnings plus performance allocation revenue and less interest expenses and provision for income taxes. We believe that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution.

Platform Earnings

Platform Earnings represents the performance of our asset management platform, which generates revenues and expenses from managing our investment portfolio, excluding any consolidated assets or funds.

Platform Earnings per Share

Platform Earnings per Share is calculated as Platform Earnings divided by weighted average CWD common shares outstanding.

Platform Adjusted EBITDA

Platform Adjusted EBITDA represents our Distributable Earnings adjusted for interest expense, other income (expense), and provision for income taxes on a basis that deconsolidates our consolidated funds (intercompany eliminations), and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to the Platform and is consistent with performance models and analysis used by management.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

NON-GAAP ADJUSTED EBITDA
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Net loss attributable to CaliberCos Inc.	$(3,619)	$(4,407)
Net loss attributable to noncontrolling interests	(2,312)	(147)
Net loss	(5,931)	(4,554)
Provision for income taxes	—	—
Net loss before income taxes	(5,931)	(4,554)
Depreciation and amortization	182	162
Consolidated funds' impact on fee-related earnings	1,423	71
Stock-based compensation	328	661
Severance	10	51
Performance allocations	(34)	(1)
Other income, net	(212)	366
Investments impairment	183	279
Change in fair value of digital assets	1,896	—
Bad debt expense	12	3
Interest expense, net	1,135	1,578
Fee-related earnings	(1,008)	(1,384)
Performance allocations	34	1
Interest expense, net	(1,135)	(1,578)
Distributable earnings	(2,109)	(2,961)
Interest expense	1,387	1,611
Other income, net	212	(366)
Consolidated funds' impact on Platform adjusted EBITDA	172	364
Platform adjusted EBITDA	(338)	(1,352)
Consolidated funds' EBITDA adjustments	(381)	1,210
Consolidated adjusted EBITDA	$(719)	$(142)